EXHIBIT 99.1

Grove, Inc’s Aggregation Division, Upexi, Acquires LuckyTail Pet Care Company in an all-cash transaction, entering the $200 Billion International Pet Market

HENDERSON, NV / August 16, 2022 / Grove Inc. (GRVI) Grove, Inc today announced that its Upexi unit has finalized the acquisition of international pet care brand, LuckyTail, Inc. Lucky Tail has a strong presence on Amazon and its eCommerce store, offering grooming and nutritional products. Products are also available on Chewy.com. The transaction was an all-cash transaction with earnout payments based on growth and performance.

According to Fortune Business insights, the global pet care market size was USD 207.90 billion in 2020. The global impact of COVID-19 has been unprecedented and staggering, with pet care products witnessing a positive demand shock across all regions amid the pandemic.

Read More at:-

https://www.fortunebusinessinsights.com/pet-care-market-104749

LuckyTail currently sells products domestically in the United States, and internationally in Canadian and Australian markets. Grove plans to expand into new product lines in the USA and international markets this year and ramp up marketing and advertising as quickly as possible.

The deal diversifies Grove’s portfolio and creates a strong foothold in the pet care industry. With approximately $10M in past sales LuckyTail will be accretive to both top line growth and EBITDA for Upexi.

CEO Allan Marshall commented, “The all-cash acquisition of a great brand in a 200+ billion-dollar industry is another step towards our goal of accelerated growth in 2023 and beyond. Our direct-to-consumer business continues to fuel our growth, and the completed acquisition of LuckyTail puts us in a great position to tap into an exciting, high growth mainstream market. We anticipate our name and symbol change to happen this week and adding another quality brand to our portfolio is a great way to further our brand aggregation strategy.”

About Grove, Inc.

Grove, Inc./Upexi, is an innovator in aggregation, accelerating Amazon and eCommerce businesses by combining consumer data and vertical integration to scale brands in multiple industries, while lowering costs with a growing distribution network. Through strategic acquisitions, Grove continues to expand into numerous consumer markets, and utilizes its in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between its growing portfolio of brands.

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